EXHIBIT 10.2

AMENDMENT TO FORBEARANCE AGREEMENT

THIS AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”) is entered into this 14th day of August, 2009, by and among HERCULES TECHNOLOGY GROWTH CAPITAL, INC. a Maryland corporation (“Lender”), and INFOLOGIX, INC., a Delaware corporation (“Infologix”), Infologix Systems Corporation, a Delaware corporation (“ISC”), EMBEDDED TECHNOLOGIES, LLC, a Delaware limited liability company (“Embedded”), OPT ACQUISITION, LLC, a Pennsylvania limited liability company (“OPT”) and Infologix — DDMS, Inc. a limited liability company (“DDMS”, and collectively with Infologix, ISC, Embedded and Opt, “Borrower”).  Capitalized terms used herein without definition shall have the same meanings given them in the Forbearance Agreement (as defined below).

RECITALS

A.            Borrower and Lender have entered into that certain Loan and Security Agreement dated as of May 1, 2008, Amendment No. 1 to the Loan and Security Agreement dated as of November 19, 2008, Amendment No. 2 to the Loan and Security Agreement dated as of May 31, 2009, and that certain Forbearance Agreement dated as of July 31, 2009 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.            Borrower and Lender have entered into that certain Forbearance Agreement dated as of July 31, 2009, (the “Forbearance Agreement”), pursuant to which Lender agreed to forbear from exercising its remedies under the Loan Agreement as a result of the Specified Default, subject to the terms and conditions, and for the period specified in the Forbearance Agreement.

C.            Borrower and Lender have agreed to amend the Forbearance Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.             AMENDMENTS.

SCHEDULE A TO FORBEARANCE AGREEMENT.  Schedule A to Forbearance Agreement is amended by deleting paragraphs 1 and 2 and replacing them with the following:

“1.           Borrower (i) fails to deliver to Lender on the last Business Day of each calendar week a written report updating Lender on the progress of the ongoing negotiations with New Spring Capital LLC and its affiliates (collectively, “New Spring”)  in connection with the proposed minimum $15 million equity investment in Borrower (the “Equity Investment”) or (ii) fails to deliver to Lender on or before August 20, 2009, and executed term sheet and commitment letter identifying the terms and conditions for such Equity Investment, the terms of which are reasonably acceptable to Lender.

2.             Borrower fails to file with the Securities and Exchange Commission on or before August 20, 2009 either (a) a proxy statement seeking stockholder approval for the Equity Investment or (b) a registration statement relating to the issuance of shares in a rights offering to its stockholders with minimum anticipated proceeds of $15 million to Borrower.”

2.             BORROWER’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:

(a)           Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(b)           the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended, have been duly authorized by all necessary corporate action on the part of Borrower;

(c)           this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.             LIMITATION.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.             EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1          Amendment.  Borrower and Lender shall have duly executed and delivered this Amendment to Lender.

5.             COUNTERPARTS.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if

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the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

6.             INTEGRATION.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Lender with respect to Borrower shall remain in full force and effect.

7.             GOVERNING LAW; VENUE.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

INFOLOGIX, INC.

By:	/s/ David T. Gulian

Name: David Gulian

Title: President

INFOLOGIX SYSTEMS CORPORATION

By:	/s/ David T. Gulian

Name: David Gulian

Title: President

OPT ACQUISITION, LLC

By:	/s/ David T. Gulian

Name: David Gulian

Title: President

EMBEDDED TECHNOLOGIES, LLC
By: INFOLOGIX, INC. its sole member

By:	/s/ David T. Gulian

Name: David Gulian

Title: President

INFOLOGIX – DDMS, INC.

By:	/s/ David T. Gulian

Name: David Gulian

Title: President

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Scott Harvey

Name: Scott Harvey

Title: Chief Legal Officer